UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

Two North Riverside Plaza, Suite 1300
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 11, 2017. Set forth below are the voting results for each of the matters submitted to a vote of the stockholders.

1.	Election of Directors

	For	Withheld	Abstain	Broker Non-Votes
Thomas A. Madden	7,818,532	824,529	—	2,520,693
Joseph E. McNeely	7,831,754	811,307	—	2,520,693

2.	Advisory Vote on Executive Compensation

For	7,703,699
Against	899,823
Abstain	39,539
Broker Non-Votes	2,520,693

3.	Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

For 1 Year	7,508,029
For 2 Years	31,434
For 3 Years	1,088,062
Abstain	15,536
Broker Non-Votes	2,520,693

After consideration of the stockholder voting results, the Company’s Board of Directors has determined that the Company will hold an annual advisory vote on executive compensation until the next stockholder advisory vote on the frequency of future votes on executive compensation.[1]

4.	Ratification of Appointment of Independent Registered Public Accounting Firm

For	11,045,169
Against	89,101
Abstain	29,484

________________________

[1] This disclosure is required to be made within 150 days of the annual meeting. It can be made now (if true) or by amendment to this 8-K within the 150-day period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: May 12, 2017	By: /s/ Georgia L. Vlamis
Name: Georgia L. Vlamis
Title: General Counsel and Corporate Secretary